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                                                                     EXHIBIT 3.4

                                    FORM OF

                              AMENDED AND RESTATED

                                   BYLAWS OF

                          POWERWAVE TECHNOLOGIES, INC.

                           - - - - - - - - - - - - -

                                   ARTICLE I

                                    OFFICES

          SECTION 1. REGISTERED OFFICE.--The registered office shall be established and maintained at the office of the United States Corporation Company, in the City of Dover, in the County of Kent, in the State of Delaware, and said corporation shall be the registered agent of this corporation in charge thereof.

          SECTION 2. OTHER OFFICES.--The corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.

                                   ARTICLE II

                            MEETING OF SHAREHOLDERS

          SECTION 1. ANNUAL MEETINGS.--Annual meetings of shareholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. In the event the Board of Directors fails to so determine the time, date and place of meeting, the annual meeting of shareholders shall be held at the registered office of the corporation in Delaware on

          If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the shareholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

          SECTION 2. OTHER MEETINGS.--Meetings of shareholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

          SECTION 3. VOTING.--Each shareholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these the shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such shareholder, but no proxy shall be voted after three years from its date unless such proxy provides
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for a longer period.  Upon the demand of any shareholders, the vote for directors and the vote upon any question before the meeting, shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

          A complete list of the shareholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

          SECTION 4. QUORUM.--Except as otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the presence, in person or by proxy, of shareholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the shareholders. In case a quorum shall not be present at any meeting, a majority in interest of the shareholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those shareholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

          SECTION 5. SPECIAL MEETINGS.-- Except as otherwise specifically provided in the corporation's Amended and Restated Certificate of Incorporation, special meetings of the shareholders for any purpose or purposes may be called only by the President, the Chief Executive Officer, the Chairman of the Board of Directors or upon resolution of a majority of the Board of Directors and shall be called by the Chief Executive Officer or Secretary at the request of the President, the Chief Executive Officer or a majority of the Board of Directors in the form of written notice provided not less than 10 nor more than 60 days prior to the proposed meeting. Such request shall state the purpose or purposes of the proposed meeting and the business transacted at any special meeting shall be limited to the purpose or purposes state in the notice.

          SECTION 6. NOTICE OF MEETINGS.-- Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each shareholder entitled to vote thereat at his address as it appears on the records of the corporation, not less than ten nor more than sixty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the shareholders entitled to vote thereat.

          SECTION 7. ACTION WITHOUT MEETING.-- Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum

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number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

          SECTION 8. NOTIFICATIONS OF NOMINATIONS AND PROPOSAL BUSINESS.-- Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, (a) nominations for the election of directors, and (b) business proposed to be brought before any shareholder meeting may be made by or at the direction of the Board of Directors or by any shareholder entitled to vote in the election of directors generally. However, any such shareholder may nominate one or more persons for election as directors at a meeting or propose business to be brought before a meeting, or both, only if such shareholder has given timely notice in proper written form of his intent to make such nomination or nominations or to propose such business. To be timely, a shareholder's notice must be delivered to or mailed and received by the Secretary of the corporation not later than forty-five (45) days nor more than ninety (90) days prior to such meeting; provided, however, in the event that less than fifty-five (55) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the date of which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper written form, a shareholder's notice to the Secretary shall set forth:

          (i) the name and address of the shareholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed;

          (ii) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

          (iii) if applicable, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

          (iv) such other information regarding each nominee or each matter of business to be proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the Board of Directors; and

          (v) if applicable, the consent of each nominee to serve as director of the corporation if so elected.

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                                  ARTICLE III

                                   DIRECTORS

          SECTION 1. NUMBER AND QUALIFICATION.--The number of directors of the corporation which shall constitute the whole board shall be nine (9). The number of directors may be increased or deceased from time to time by amendment of the by-laws but the number thereof shall in no event be less than four (4), nor more than nine (9). The directors shall be elected at the annual meeting of the shareholders and each director shall be elected to serve until his or her successor shall be elected and qualified. Directors need not be shareholders.

          SECTION 2. RESIGNATIONS.--Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

          SECTION 3. VACANCIES.--If the office of any director, member of a committee or other officer become vacant, the remaining directors in office, though less than a quorum by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

          SECTION 4. REMOVAL.-- Subject to any requirement for a larger vote contained in any applicable law, the Certificate of Incorporation or these Bylaws, any director may be removed, at any time, for cause or otherwise, by the affirmative vote of a majority of the outstanding stock of the Corporation then entitled to vote generally for the election of directors, considered for purposes herein as one class.

          SECTION 5. POWERS.--The Board of Directors shall exercise all of the powers of the corporation except such as are by law, or by the Certificate of Incorporation of the corporation or by these Bylaws conferred upon ore reserved to the shareholder.

          SECTION 6. COMMITTEES.--The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence of disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

          Any such committee, to the extent provided in the resolution of the Board of Directors, or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the shareholders

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a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation; and, unless the resolution, these Bylaws or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

          SECTION 7. MEETINGS.--The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the shareholders; or the time and place of such meeting may be fixed by consent in writing of all the directors.

          Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

          Special meetings of the board may be called by the President or by the Secretary on the written request of any two directors on at least two days' notice to each director and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.

          Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

          SECTION 8. QUORUM.--A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum present, a majority of the present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

          SECTION 9. COMPENSATION.--Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

          SECTION 10. ACTION WITHOUT MEETING.--Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the board, or of such committee as the case may be, and such written consent if filed with the minutes of proceedings of the board or committee.

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                                   ARTICLE IV

                                    OFFICERS

          SECTION 1. OFFICERS.--The officers of the corporation shall be a President, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a Chairman, one or more Vice-Presidents and such Assistant Secretaries and Assistant Treasurers as they may deem proper. None of the officers of the corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. More than two offices may be held by the same person.

          SECTION 2. OTHER OFFICERS AND AGENTS.--The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

          SECTION 3. CHAIRMAN.--The chairman of the Board of Directors, if one be elected shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

          SECTION 4. PRESIDENT.--The President shall be the chief executive officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall preside at all meetings of the shareholders if present thereat, and in the absence or non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts in behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

          SECTION 5. VICE PRESIDENT.--Each Vice-President shall have such powers and shall perform such duties as shall be assigned to him by the directors.

          SECTION 6. TREASURER.--The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositaries as may be designated by the Board of Directors.

          The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board shall prescribe.

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          SECTION 7.  SECRETARY.--The Secretary shall give, or cause to be given, notice of all meetings of shareholders and directors, and all other notices required by law or by these Bylaws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or shareholders, upon whose requisition the meeting is called as provided in these Bylaws. He shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the President. He shall have custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.

          SECTION 8. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES.--Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.

                                   ARTICLE V

                                 MISCELLANEOUS

          SECTION 1. CERTIFICATES OF STOCK.--Certificate of stock, signed by the Chairman or Vice Chairman of the Board of Directors, if they be elected, President or Vice-President, and the Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary, shall be issued to each shareholder certifying the number of shares owned by him in the corporation. Any of or all the signatures may be facsimiles.

          SECTION 2. LOST CERTIFICATES.--A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the corporation a bond, in such sum as they may direct, no exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

          SECTION 3. TRANSFER OF SHARES.--The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

          SECTION 4. SHAREHOLDERS RECORD DATE.--In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of

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such meeting, nor more than sixty days prior to any other action.  A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          SECTION 5. DIVIDENDS.--Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the corporation.

          SECTION 6. SEAL.--The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words "CORPORATE SEAL DELAWARE." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

          SECTION 7. FISCAL YEAR.--The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

          SECTION 8. CHECKS.--All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

          SECTION 9. NOTICE AND WAIVER OF NOTICE.--Whenever any notice is required by these By-laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Shareholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by Statute.

          Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the corporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated herein, shall be deemed equivalent thereto.

                                   ARTICLE VI

                                   AMENDMENTS

          Subject to applicable law and the Certificate of Incorporation, these Bylaws may be altered or repealed, in any particular, and new Bylaws, not inconsistent with any provision of the Certificate of Incorporation or any provision of law, may be adopted, by affirmative vote of a majority of the whole Board.

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